EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Computone Corporation on Form S-3 of our report dated June 29, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Computone's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Computone Corporation for the year ended March 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                /s/ Deloitte & Touche LLP

Atlanta, Georgia
December 19, 2001






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